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                                                                   EXHIBIT 10.63
                            STOCK PURCHASE AGREEMENT


    This Stock Purchase Agreement is entered into November 7, 1996 (the "Agreement") between Integrated Security Systems, Inc. a Delaware corporation (the "Buyer") and S. Webb Golston, residing in Denton, Texas (the "Seller").

    WHEREAS, Seller is the owner of 1000 shares of common stock of Golston Company, a Texas corporation ("Golston"), par value $1.00 per share, such 1000 shares being all of the issued and outstanding stock of Golston (such shares being referred to as the "Stock"), and

    WHEREAS, Buyer desires to purchase and Seller desires to sell the Stock;

    WHEREAS, this Agreement shall supercede and replace the Stock Purchase Agreement entered into on September 5, 1996 between Buyer and Seller, as subsequently amended pursuant to an Amendment to Stock Purchase Agreement dated October 21, 1996 between Buyer and Seller;

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1. Sale of Stock.

    1.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Seller agrees to sell the Stock to Buyer, free and clear of all liens, claims and encumbrance of every kind, and Buyer agrees to purchase the Stock from Seller.

    1.2 Purchase Price and Payment.

             1.2.1 Purchase Price. The total purchase price to be paid to the Seller for the Stock shall be equal to Five Million Eight Hundred and Ten Thousand Dollars ($5,810,000.00).

             1.2.2 Adjustments to Purchase Price.

                 (a) Reduction. The Purchase Price shall be reduced by the sum of paragraphs 1.2.2 (a) (1) and 1.2.2 (a) (2):

                     (1) the sums of the following principal amounts owed by Golston (excluding any prepayment penalties and interest) on the day prior to the Closing Date:

                          (i)   Notes Payable - Current;
                          (ii)  Note Payable - USL Capital;
                          (iii) Note Payable - USL Capital #2;
                          (iv)  Note Payable - GNB;
                          (v)   Note Payable - GNB #2;
                          (vi)  Note Payable - Pilot Point; and
                          (vii) any other amounts owed for borrowed funds as
may exist on the day prior to the Closing Date; and

                     (2) Five Hundred Thousand Dollars ($500,000.00) of the amounts due under the Consulting Agreement and Covenant Not to Compete between Golston and Seller in the form attached hereto, the Consulting Agreement and Covenant Not to Compete between Golston and Roxane Golston Sandefur ("Sandefur") in the form attached hereto, and the Covenant Not to Compete between Golston and MPA Modular, L.L.C., Texas limited liability company ("MPA Modular") in the form attached hereto. The three agreements mentioned in the preceding sentence are referred to in this Agreement as the (the "Noncompete Agreements").





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                 (b) Increase. The Purchase Price shall be increased by the greater of the following:

                     (1) $50,000.00; and

                     (2) $2,500.00 multiplied by the number of days from and including October 24, 1996 through and including the Closing Date.

             1.2.3 Payment of Purchase Price. Payment of the Purchase Price determined under paragraphs 1.2.1 and 1.2.2 above shall be paid at the Closing, on the Closing Date as follows:

                 (a) One Million Five Hundred Thousand Dollars ($1,500,000.00) of the Purchase Price shall be satisfied by Buyer's execution, delivery to Seller at Closing, and payment of a Secured Promissory Note (the "Note") in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). The Note shall be in the form attached hereto and the Note shall be dated as of the Closing Date; and

                 (b) The balance of the Purchase Price shall be paid by a bank cashier's check, wire transfer or other immediately available funds acceptable to Seller.

             1.2.4 Security. Payment of the Note shall be secured by the following:

                 (a) a Vendor's Lien retained in the deed to be executed and delivered by Golston Family Partners, Ltd. (the "Partnership") to Buyer at the closing of the transaction contemplated by the Real Estate Purchase Agreement (herein so called) which is incorporated herein by reference;

                 (b) a Deed of Trust (herein so called) to be executed and delivered by Golston at Closing, such Deed of Trust to be in the form attached hereto;

                 (c) a Security Agreement (herein so called) to be executed and delivered by Golston, as debtor, and Seller, as secured party, such Security Agreement to be in the form attached hereto.

2. Closing.

    2.1 Initial Closing Date. The purchase and sale of the stock shall take place at a closing (the "Closing") to be held at the offices of Spackman & Co., Dallas, Texas, at 10:00 A.M., local time, on such date as the parties may mutually agree upon but in any event not later than December 16, 1996. The date on which the Closing shall take place, as it may be extended pursuant to paragraph 2.2, is referred to in this Agreement as the "Closing Date."

    2.2 Extended Closing Date. Buyer shall have the right to extend the Closing Date as provided in this paragraph 2.2.

                 (a) First Extension. Buyer shall have the right to extend the Closing Date up to January 15, 1997 by giving Seller written notice of its intention to do on or before December 16, 1996 (and time is of the essence). The written notice must be accompanied by a bank cashier's check payable to Seller in the amount of $82,500.00. If Seller fails to receive the written notice and the $82,500 bank cashier's check on or before December 16, 1996, this Agreement shall automatically terminate.





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                 (b) Second Extension. Only if Buyer has extended the Closing
Date to January 15, 1997 in the manner described in paragraph 2.2 (a), Buyer shall have the right to extend the Closing Date up to February 15, 1997 by giving Seller written notice of its intention to do on or before January 15, 1997 (and time is of the essence). The written notice must be accompanied by a bank cashier's check payable to Seller in the amount of $77,500.00. If Seller fails to receive the written notice and the $77,500 bank cashier's check on or before January 15, 1997, this Agreement shall automatically terminate.

    2.3 Earnest Money. On or before 5 p.m. (local time) on November 15, 1996 (and time is of the essence), Buyer agrees to deliver to Seller the sum of Fifty Thousand Dollars ($50,000.00) in the form of a bank cashier's check (the "Earnest Money") to be retained by Seller in accordance with the terms of this paragraph. If Buyer fails to deliver the Earnest Money as provided, this Agreement shall automatically terminate. The $82,500 referred to in paragraph
2.2 (a) and the $77,500 referred to in paragraph 2.2 (b) shall be considered additional "Earnest Money". If the purchase and sale contemplated by this Agreement is consummated, then all Earnest Money paid to Seller shall be applied to the cash portion of the Purchase Price at the Closing. In all other events, the Earnest Money is not refundable under any circumstances and shall retained by Seller as liquidated damages and not as a penalty.

3. Representation and Warranties of Seller.

    Seller hereby represents and warrants to Buyer as follows:

    3.1 Power and Authorization. Seller has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement and the Related Documents by Seller constitutes the valid obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to the availability of equitable remedies. As used in this Agreement, "Related Documents" means the Real Estate Purchase Agreement, the Note, the Deed of Trust, the Security Agreement, the Noncompete Agreements, the Guarantys, the Right of First Refusal Agreement (as defined), and the Offset Agreement (as defined). At Closing, Seller shall deliver to Buyer documents evidencing the authorization required by this paragraph, said documents to be certified as true and correct by Seller.

    3.2 Compliance. No approval or consent of any federal, state, county, local or other governmental agency or body is required in connection with the execution, delivery, consummation and performance of this Agreement by Seller. The execution, delivery, consummation and performance of this Agreement by Seller will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under, or cause the acceleration of any payments pursuant to, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Seller is a party or any order, statute, writ, injunction, decree, rule by regulation of any court or any governmental agency or body.

    3.3 Ownership of Stock. Seller is beneficial and record owner of all of the Stock, there exists no voting agreement, voting trust, or proxy with respect to any shares of the Stock; and the Stock is owned by Seller free and clear of any liens, claims or encumbrances. There are no actions, suits, or proceedings at law or in equity pending, threatened against or affecting, Seller's ownership of the Stock. The Stock is validly issued, fully paid and nonassessable. The Stock represents all of the issued and outstanding shares of Golston.

    3.4 Good Title. The sale by Seller of the Stock and the delivery to Buyer of the certificate evidencing ownership of the Stock pursuant hereto will transfer to Buyer good and valid title to the Stock free and clear of all liens, claims and encumbrances.





STOCK PURCHASE AGREEMENT - Page 3
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    3.5 Golston Ownership of Assets. All of the assets, tangible and intangible, which are used at the time of the execution of this Agreement by Golston in the normal conduct of its business will be owned by Golston at Closing, except for (a) the improved real estate which is the subject of the Real Estate Purchase Agreement; and (b) assets which are consumed or sold in the normal course of its business. Additionally, at Closing Seller will transfer to Golston the assets listed on Leased Assets Schedule attached hereto in exchange for Golston's transfer to Seller at Closing of the items listed on Exchanged Personal Assets Schedule attached hereto.

    3.6 Exclusivity to Buy and Access to Information. From the Effective Date until the sooner to occur of the Closing or the earlier termination of this Agreement, Seller shall not enter into any agreements or understandings with other parties concerning the sale of all or part of the stock or assets of Golston and will not discuss or negotiate with, or disclose any information regarding Golston, or this Agreement, to any parties except as may be reasonably necessary in Seller's opinion in the ordinary conduct of Golston's business or as may be reasonably necessary in Seller's opinion to consummate the Closing as defined in this Agreement.

    3.7 Organization and Good Standing. Seller represents that the Golston is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

    3.8 Financial Statements. Seller has delivered to Buyer copies of the June 30, 1996 financial statements of Golston and (except for vacation and warranty expense accounting) such financial statements fairly represent the financial condition and results of operations of Golston as of such date and have been prepared in accordance with federal income tax accounting principals applied on a basis consistent with that of prior periods, except as changed to conform with Internal Revenue Service requirements, and as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations) of Golston which are (separately or in the aggregate) material and not reflected in such financial statements or otherwise disclosed therein.

    3.9 Full Disclosure. To the best of Seller's knowledge, there is no material fact that Seller has not disclosed to Buyer which could have a material adverse effect on the properties, business prospects or condition (financial or otherwise) of Golston. Seller has not omitted to state any material fact necessary to keep the statements contained herein from being misleading.

    3.10 No Litigation. To the best of Seller's knowledge, there are no actions, suits, investigations, arbitrations or administrative proceedings pending or threatened, except for possible claims by Evelyn Shaw.

    3.11 Disclosure. No representation or warranty made by Seller to Buyer, nor any statement or information furnished to Buyer relating to this Agreement and the Related Documents contained or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement and the Related Documents or the information furnished to Buyer not misleading.

    3.12 No Other Representations or Warranties. Except for the representations and warranties expressly stated in this Agreement, Seller makes no other representations or warranties, express or implied. Buyer acknowledges it has not relied on any representation or warranty, express or implied, except Seller's representations and warranties expressly stated in this Agreement. Accordingly, Buyer releases Seller from all claims, damages, costs or expenses based on any representation or warranty, express or implied, except for Seller's representations and warranties expressly stated in this Agreement. Buyer agrees never to assert any claims against Seller (or Golston's officers and directors) based on use of corporate funds, except only (a) claims of use of corporate funds for illegal acts or moral turpitude, if any, and (b) claims based on the representation contained in paragraph 3.8 of this Agreement.

4. Representations and Warranties of Buyer.

         Buyer hereby represents and warrants to Seller as follows:

         4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.





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    4.2 Corporate Power and Authorization. Buyer has full power and lawful authority to execute and deliver this Agreement and Related Documents, and to consummate and perform the transactions contemplated thereby. The execution and delivery of this Agreement and the Related Documents by Buyer and the consummation and performance of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate and other proceedings, and this Agreement and the Related Documents constitute (or, upon execution, will constitute) valid obligations of Buyer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to the availability of equitable remedies. At Closing, Buyer shall deliver to Seller documents evidencing the authorization required by this paragraph, said documents to be certified as true and correct by Buyer's Secretary.

    4.3 Compliance. No approval or consent of any federal, state, county, local or other governmental agency or body is required in connection with the execution, delivery, consummation and performance of this Agreement and Related Documents by Buyer. The execution, delivery, consummation and performance of this Agreement and the Related Documents by Buyer, will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under, or cause the acceleration of any payments pursuant to, the articles of incorporation or bylaws of Buyer or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Buyer or the Company in a party or any statute, order, writ, injunction, decree, rule or regulation of any court or any governmental agency or body.

    4.4 Disclosure. No representation or warranty made by Buyer to Seller, nor any statement or information furnished to Seller relating to this Agreement and the Related Documents contained or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement and the Related Documents or the information furnished to Seller not misleading.

    4.5 No Other Representations or Warranties. Except for the representations and warranties expressly stated in this Agreement, Buyer makes no other representations or warranties, express or implied. Seller acknowledges it has not relied on any representation or warranty, express or implied, except Buyer's representations and warranties expressly stated in this Agreement. Accordingly, Seller releases Buyer from all claims, damages, costs or expenses based on any representation or warranty, express or implied, except for Buyer's representations and warranties expressly stated in this Agreement.

5. Seller's Conditions Precedent. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to and conditioned upon the satisfaction, on or before the Closing, of all of the following conditions, any one or more of which may be waived by Seller:

    5.1 Correctness of Warranties. All of the representations and warranties of Buyer set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

    5.2 Performance of Obligations. Buyer shall have performed and complied with all the obligations, covenants and conditions required to be performed or complied with by Buyer at or prior to the Closing.

    5.3 Officer's Certificate. Seller shall have received a certificate of Buyer, dated the Closing Date, duly executed by its President, in a form reasonably acceptable to Seller, to the effect that all representations and warranties of Buyer set forth in this Agreement and the Related Documents shall be true and correct as of the Closing Date as if made on the Closing Date.





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    5.4 Opinion of Counsel. Seller shall have received from Thomas J. Spackman,
Jr., Esq., counsel to Buyer, an opinion addressed to Seller, dated the Closing Date, in a form reasonably acceptable to Seller.

    5.5 Payment and Delivery. Buyer shall have paid or caused to be paid to Seller the Purchase Price as determined in paragraph 1.2 hereof. Buyer shall have delivered or caused to be delivered to Seller all documents required to be delivered pursuant to this Agreement, including, without limitation, the Note, the Deed of Trust, the Security Agreement, the Noncompete Agreements and the Guarantys (as defined).

    5.6 No Actions. No action, suit or proceeding shall have been instituted before a court or governmental body, or instituted or threatened by any governmental body or agency, to restrain or prevent the carrying out of the transactions contemplated hereby.

    5.7 Releases. Seller shall have received unconditional final written releases (in a form satisfactory to Seller) of all Golston obligations for which Seller is personally liable. If any such releases are not received prior to or at Closing, then Buyer shall have given Seller unconditional written indemnifications by Buyer (in a form satisfactory to Seller) for all Golston obligations for which Seller is personally liable.

    5.8 Real Estate Purchase Agreement. The obligation of Seller to consummate the transaction contemplated by this Agreement (and the Related Documents) is expressly subject to the simultaneous closing of the transaction contemplated by the Real Estate Purchase Agreement.

6. Buyer's Conditions Precedent.

    The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to and conditioned upon the satisfaction, on or before the Closing, of all of the following conditions, any one or more of which may be waived by Buyer:

    6.1 Correctness of Warranties. All of the representations and warranties of Seller set forth in the Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

    6.2 Performance of Obligations. Seller shall have performed and complied with all of the obligations, covenants and conditions required to be performed or complied with by them at or prior to the Closing.

    6.3 Certificate. Buyer shall have received a certificate of Seller, dated the Closing Date duly executed in a form reasonably acceptable to Buyer, to the effect that all representations and warranties of Seller set forth in this Agreement are true and correct as of the Closing Date as if made on the Closing Date and that the business of Golston prior to Closing has been conducted in accordance with paragraph 10 hereof.

    6.4 Opinion of Counsel. Buyer shall have received from Laurence Sanger, counsel to Seller, an opinion addressed to Buyer, dated the Closing Date, in a form reasonably acceptable to Buyer.

    6.5 Delivery of Stock Certificate. Seller shall have presented certificate or certificates representing the Stock endorsed in blank or accompanied by executed stock powers in favor of Buyer.





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    6.6 No Actions. No action, suit or proceeding shall have been instituted before a court or governmental body, or instituted or threatened by any governmental body or agency, to restrain or prevent the carrying out of the transactions contemplated hereby.

    6.7 Condition on Closing Date. The assets, liabilities and operations of Golston on the Closing date shall be consistent with the June 30, 1996 unaudited financial statements of Golston previously furnished to Buyer, which were prepared from the books and records of the Company in accordance with generally accepted federal income tax accounting principles, except for the following:

             (a) Changes that have occurred as a result of operations conducted in accordance with paragraph 10 hereof;

             (b) Changes that have occurred as a result of adjustments necessary to conform the financial statements to generally accepted accounting principles as determined by Price Waterhouse LLP or another independent accountant acceptable to Buyer; and

             (c) All amounts due under the Promissory Note in the original principal amount of $735,849.38 and dated October 24, 1996 executed by the Partnership and payable to the order of Golston have been paid in full.

    6.8 Noncompete Agreement. Seller, Sandefur, and MPA Modular, shall each have executed the Noncompete Agreements. Buyer agrees that each of the Noncompete Agreements will be guaranteed by Buyer by its execution and delivery to Seller, Sandefur and MPA Modular at Closing of the three Guaranty Agreements (the "Guarantys") in the forms attached hereto.

    6.9 Real Estate Purchase Agreement. The obligation of Buyer to consummate the transaction contemplated by this Agreement (and the Related Documents) is expressly subject to the simultaneous closing of the transaction contemplated by the Real Estate Purchase Agreement.

    6.10 Release of Claims by Certain Employees. Seller shall deliver releases acceptable to Buyer from employees who have, to Seller's knowledge, prior to the Closing Date, threatened Golston with actions, suits, litigation or administrative proceedings against Golston, its officers or directors; provided, however, if for any reason Seller does not deliver an acceptable release from Evelyn Shaw with respect to claims asserted by her, Buyer agrees to waive the requirement of such a release in consideration of Seller's agreement to indemnify Buyer from such claims as provided in paragraph 7.1 (b) of this Agreement.

    6.11 Resignations. All directors and officers of Golston shall each have resigned, effective as of the time of, but subject to, Closing.

    6.12 Audit. An audit of Golston's financial statements by Price Waterhouse LLP or another independent accountant acceptable to Buyer shall have been completed and the results of said audit are satisfactory to Buyer. Buyer, in its sole judgment, shall determine if this condition precedent is fulfilled.

    6.13 Funds Available. Buyer shall have funds available in an amount sufficient to pay the Purchase Price at the Closing of this Agreement. Buyer shall, in its sole discretion, determine whether or not this condition precedent has been fulfilled.

    6.14 Right of First Refusal Agreement. Seller, the Partnership and MPA Modular shall have executed the Right of First Refusal Agreement (herein so called) substantially in the form





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attached hereto granting to Buyer the subordinate right of first refusal to purchase the assets or ownership units of MPA Modular.

    6.15 Offset Agreement. Seller, Buyer and Golston shall have executed the Offset Agreement (herein so called) substantially in the form attached hereto.

    6.16 Insurance Purchase. Seller shall have purchased from Golston all right, title and interest of Golston in the Life Insurance Policy insuring Seller's life for a total consideration equal to the cash surrender value of the policy at the date of Closing.

7. Indemnification.

    7.1 Indemnification by Seller.

             (a) General. Subject to subparagraph 7.3 and paragraph 11.1 below, Seller shall protect, defend, indemnify and hold harmless Buyer and its officers, directors and stockholders against any claims, causes of action, losses, damages, liabilities and expenses whatsoever (including reasonable counsel fees, costs and expenses incurred in defending against the assertion of claims or liabilities) which may be sustained, suffered, or incurred by any of them arising out of or in connection with the breach of any representation, warranty, covenants, or other obligation of Seller contained in this Agreement and the Related Documents.

             (b) Evelyn Shaw Claims. If for any reason Seller does not deliver an acceptable release from Evelyn Shaw pursuant to paragraph 6.10 of this Agreement with respect to claims asserted by her, then subject to subparagraph
7.3 and paragraph 11.1 below, Seller agrees to protect, defend, indemnify and hold Buyer and its officers, directors and stockholders against any claims, causes of action, losses, damages, liabilities and expenses whatsoever (including reasonable counsel fees, costs and expenses incurred in defending against the assertion of such claims or liabilities) which may be sustained, suffered or incurred by any of them arising out of or in connection with claims asserted by Evelyn Shaw against Golston based on facts and events which occurred prior to Closing.

    7.2 Indemnification by Buyer. Subject to subparagraph 7.3 and paragraph
11.1 below, Buyer shall protect, defend, indemnify and hold harmless Seller, his heirs and personal representatives against any claims, causes of action, losses, damages, liabilities and expenses whatsoever (including reasonable counsel fees, costs and expenses incurred in defending against the assertion of claims or liabilities) which may be sustained, suffered, or incurred by any of them arising out of or in connection with the breach of any representation, warranty, covenant, or other obligation of Buyer contained in this Agreement and the Related Documents.

    7.3 Notice and Participation.

             (a) If a claim by third party is made against a party entitled to indemnification pursuant to paragraph 7 (an "Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this paragraph 7, the Indemnitee shall promptly, and in any event within 60 days after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement (a "Claim"), notify the party from whom indemnification is sought (an "Indemnitor") of such Claim. In the event of any Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor; provided, that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim and provided further that failure to give such notice shall not preclude Indemnitee making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitee. If Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of same with regard to the amount of damages payable by the Indemnitor hereunder. Neither Seller not Buyer shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.





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         (b) If the Indemnitor undertakes, conducts or controls the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to Indemnify the Indemnitee under this paragraph 7, the Indemnitee shall reimburse the Indemnitor for all its costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements. 8. Legal Fees.

    In any action, suit or proceeding brought by any party to this Agreement against any other party or parties hereto to enforce its rights hereunder, the court or other body before which such action, suit or proceeding is brought may award reasonable attorneys' fees to the prevailing party.

9. Termination.

    In the event that the Closing has not taken place on or before the Closing Date (as it may be extended), either party hereto may, by written notice given to the other, terminate this Agreement. Upon any termination of this Agreement pursuant to this paragraph 9, this Agreement shall cease to have any further force or effect and no party hereto shall have any liability to the other hereunder of any nature whatsoever except as stated in paragraph 11.13 of this Agreement.

10. Conduct of Business Prior to Closing.

    Except with the consent in writing of Buyer, which will not be unreasonably withheld or delayed and except as may be required to effect the transactions contemplated by this Agreement, Seller covenants, between the date of this Agreement and the Closing Date, that he will use best efforts to cause Golston to conduct its business in the ordinary course and, except as may otherwise be provided in this Agreement: (a) preserve the good standing of Golston in all jurisdictions in which it is engaged in business; (b) preserve the organization of Golston and use best efforts to preserve the goodwill of customers, suppliers and others having business relations with it; (c) keep in force at no less than their present limits all existing bonds and policies of insurance insuring Golston and its properties; (d) not permit Golston to enter into any contract, commitment, arrangement or transaction expected to affect revenue, expense, assets or liabilities by more than $25,000 (unless such contract, commitment or arrangement is substantially a continuation of a prior contract, commitment or arrangement, or is in the ordinary course of its business); (e) not make or permit any change in the Articles of Incorporation or By-laws of Golston or in the authorized, issued or outstanding securities; (f) not permit Golston to grant any stock options or rights to purchase any security of Golston; (g) not permit Golston to purchase, any of its securities or to pay any dividends; (h) not permit Golston to make any payments to officers, director or employees not in the ordinary and established course of business;
(i) not without reasonable cause initiate any management changes; or (j) not agree to pay any previously disputed or unrecorded federal or state tax or agree to a change in the established methods of calculating such taxes.

11. Miscellaneous.

    11.1 Survival. The representations and warranties made in this Agreement shall survive the Closing and expire twenty four (24) months after Closing, except for (a) representations and warranties relating to federal tax matters, which shall survive the Closing and expire three (3) years from the date of filing of the return on which the tax matter is based, and (b) representations and warranties relating to pre-Closing expense and revenue items which become known after Closing, which shall survive the Closing and expire six (6) months after Closing.

    11.2 Specific Performance. The parties hereto agree that the failure of any party to comply with any of its obligations contained in this Agreement would cause the other parties hereto permanent and irreparable harm for which there would be no adequate remedy at law.





STOCK PURCHASE AGREEMENT - Page 9

Therefore, it is agreed that each party hereto may enforce the obligations of each of the other parties by specific performance upon application to any court of equity having jurisdiction hereover, and such remedy shall be cumulative and in addition to any other remedies any party may have.

    11.3 Successors and Assigns. This Agreement shall not be assignable or transferable by any party hereto except by the written consent of the other party hereto.

    11.4 Entire Agreement. This Agreement and the Related Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement; (b) supersede all oral negotiations and prior writing with respect to its subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms and conditions agreed to by the parties. No representation, understanding, promise, warranty, agreement, or arrangement, oral or written, express or implied, shall be enforceable against either party unless it is contained in this Agreement or the Related Documents, and no evidence thereof shall be admissible in any action relating hereto.

    11.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid (provided that mailed notices shall not be deemed effectively given until received), addressed as follows:

             If to Buyer:                          Integrated Security Systems, Inc.
                                                   Attention: Gerald K. Beckmann, President
                                                   8200 Springwood Drive, Suite 230
                                                   Irving, TX 75063

             with a copy to:                       Spackman & Co.
                                                   Attention: Thomas J. Spackman
                                                   2525 McKinney Avenue, Suite B
                                                   Dallas, TX 75201

             If to Seller prior to Closing:        Mr. S. Webb Golston
                                                   Golston Company
                                                   P. O. Box 856
                                                   Sanger, TX 76266

             If to Seller after Closing:           Mr. S. Webb Golston
                                                   1913 Marshall Road
                                                   Denton, TX 76207

             with a copy to:                       Laurence S. Sanger, Esq.
                                                   Fischer & Sanger
                                                   5956 Sherry Lane, Suite 1204
                                                   Dallas, TX 75225

                                                   and

                                                   Mr. Orbie K Rivers
                                                   Carter-Tigart, Inc.
                                                   P. O. Box 54296
                                                   Hurst, TX 76054





STOCK PURCHASE AGREEMENT - Page 10
or to such other address as such party shall specify in writing.

    11.6 Expenses and Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own expenses in connection herewith, including its own attorneys' fees.

    11.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    11.9 Waiver and Amendment. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof only in writing and signed by the party making such waiver, and any term or provision of this Agreement may be amended or supplemented at any time only by the written agreement of the parties.

    11.10 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

    11.11 Choice of Forum; Consent to Jurisdiction. Any suit, action or proceeding arising with respect to the validity, construction, enforcement or interpretation of this Agreement, and all issues relating in any manner thereto, shall be brought in the courts located in the State of Texas, County of Dallas. Each of the parties hereto hereby submits and consents to the exclusive jurisdiction of such court for the purpose of any such suit, action or proceeding.

    11.12 Time of Essence . Time is of the essence in the performance of all obligations under this Agreement and the Related Documents.

    11.13 Nondisclosure. Upon termination of this Agreement for any reason, Buyer agrees (a) to promptly deliver to Seller all originals and copies of all documents, work papers and other material (whether tangible or intangible) containing information concerning Golston, regardless of who prepared same (the "Confidential Information"); (b) not to use any such Confidential Information in any manner; and (c) not to disclose any such Confidential Information to any party. The provisions of this paragraph 11.13 shall survive the termination of this Agreement.

    11.14 Brokers. Seller agrees to provide Buyer at Closing with evidence satisfactory to Buyer that all fees and expenses owed by Seller to Carter-Tigart, Inc. have been paid prior to or at Closing. Each party represents and warrants to the other party that (except for Seller's contract with Carter-Tigart, Inc., and Buyer's contracts with Robert Finch & Associates and Bathgate McColley Capital Group, LLC), it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and has not taken any action which would result in any real estate broker's, finder's or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a party's failure to pay a commission to its contracted agent. The indemnities set forth in this paragraph 11.14 shall survive Closing or the earlier termination of this Agreement.

    11.15 Third Party Rights. The provisions of this Agreement shall not entitle any party not a signatory of this Agreement to any rights as a third party beneficiary, or otherwise, it being the specific intention of the parties hereto to preclude all non-signatory parties from any third party beneficiary rights, or any other rights whatsoever.





STOCK PURCHASE AGREEMENT - Page 11

    IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first set forth above.


                                           INTEGRATED SECURITY SYSTEMS, INC.,
                                           a Delaware corporation


                                           By:
                                              ---------------------------------

                                           Title:
                                                 ------------------------------




                                           ------------------------------------
                                           S. WEBB GOLSTON




                                 ACKNOWLEDGMENT

    By her signature below, Diana Golston, wife of S. Webb Golston, acknowledges that although she is not a party to the above Agreement, she consents to the sale of stock under the Agreement.


                                      [S]
                                           ------------------------------------
                                           Diana M. Golston

                                           November      , 1996
                                                   ------




STOCK PURCHASE AGREEMENT - Page 12